EXHIBIT 5.1

2001 ROSS AVENUE
DALLAS, TEXAS
75201-2980
214.953.6500
FAX 214.953.6503
AUSTIN
BAKU
DALLAS
DUBAI
HONG KONG
HOUSTON
LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON

March 2, 2007
Crosstex Energy, Inc.
2501 Cedar Springs
Dallas, Texas 75201
Ladies and Gentlemen:
          We have acted as counsel to Crosstex Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 990,000 additional shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, that may be issued pursuant to the Company’s Long-Term Incentive Plan, as amended and restated (the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.
          In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Third Amended and Restated Bylaws, each as amended to date, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.
          We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
          Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that, when issued and sold from time to time in accordance with the provisions of the Plan, the Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.
          The opinion set forth above is limited in all respects to the General Corporation Law of the State of Delaware and federal laws of the United States, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.